Exhibit h(3)
                             Smith Barney Trust II
                               125 Broad Street
                           New York, New York 10004

                              _____________, 2003

Citicorp Trust Bank, fsb
125 Broad Street
New York, New York, 10004

     Re:  Smith Barney Trust II - Transfer Agency and Services Agreement

Ladies and Gentlemen:

     This letter serves as notice that Smith Barney Short Duration Municipal Income Fund (the "Series"), a series of Smith Barney Trust II (the "Trust"), is added to the list of series of the Trust to which Citicorp Trust Bank, fsb ("Citicorp") renders services as transfer agent pursuant to the terms of the Transfer Agency and Services Agreement dated as of October 1, 1999 (the "Agreement"), between the Trust and Citicorp (formerly known as Travelers Bank & Trust, fsb).

     Please sign below to evidence your agreement to render such services as transfer agent on behalf of the Series under the Agreement.

                                      SMITH BARNEY TRUST II

                                      By:    _______________________________

                                      Title: _______________________________


Acknowledgement:

CITICORP TRUST BANK, FSB

By:    _______________________________

Title: _______________________________